Exhibit 10.8

Acamar Partners Acquisition Corp. II

1450 Brickell Avenue, Suite 2130

Miami, Florida 33131

[__], 2021

ENSO Advisory LLC 1450
Brickell Avenue, Suite 2130

Miami, Florida 33131

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) by and among Acamar Partners Acquisition Corp. II (the “Company”) and ENSO Advisory LLC (the “Advisor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1. The Advisor shall make available, or cause to be made available, to the Company, at 1450 Brickell Avenue, Suite 2130, Miami, Florida 33131 (or any successor location by the Advisor), certain office space , administrative support, and employees of the Advisor as may be reasonably required by the Company. In exchange therefor, the Company shall pay the Advisor $37,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; provided, that no salaries or fees will be paid from this monthly amount to members of the Company’s management; and

2. The Advisor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future , which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

Notwithstanding anything appearing to the contrary in this Agreement, no affiliate of the parties or any direct or indirect partner, member or shareholder of the parties or any affiliate of the parties (or any officer, director, agent, manager, personal representative, trustee or employee of the parties, any affiliate of the parties or any such direct or indirect partner, member or shareholder) (collectively, the “Exculpated Parties”) shall be liable for the performance or non-performance of either of the parties’ obligations under this Agreement. The parties agree not to sue or otherwise seek to enforce any liability or obligation against any of the Exculpated Parties with respect to any matters arising out of or in connection with this Agreement.

[Signature Page Follows]

Very truly yours,
ACAMAR PARTNERS ACQUISITION CORP. II

By:
Name:
Title:

AGREED AND ACCEPTED BY:

ENSO ADVISORY LLC

By:
Name:
Title:

[Signature Page to Administrative Services Agreement]